Exhibit 1.1

PNM RESOURCES, INC.

8,000,000 Shares of Common Stock

Equity Distribution Agreement

August 18, 2006

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Ave., 25th Floor

Milwaukee, Wisconsin 53202

RBC Capital Markets Corporation

1 Liberty Plaza

New York, New York 10006-1404

Wells Fargo Securities, LLC

530 Fifth Avenue, 19th Floor

New York, New York 10036

Ladies and Gentlemen:

PNM Resources, Inc. (the “Company”), confirms its agreement with Robert W. Baird & Co. Incorporated, RBC Capital Markets Corporation and Wells Fargo Securities, LLC (each a “Manager” and collectively, the “Managers”), as follows:

1. The Company proposes to issue and sell through or to the Managers, as sales agents and/or principal, up to 8,000,000 shares (the “Securities”) of the Company’s common stock, no par value per share (the “Common Stock”), on the terms set forth in Section 4 of this Agreement. The Company agrees that whenever it determines to sell Securities directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 4 of this Agreement.

2. The Company represents and warrants to, and agrees with, each Manager as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Securities (whether through such Manager as agent or to such Manager as principal), as of the date of each delivery of Securities (whether through such Manager as agent (which date of delivery is referred to herein as the “Settlement Date”) or to such Manager as principal (which date of delivery is referred to herein as the “Time of Delivery”)) (each of the times referenced above, a “Representation Date”), as follows:

(a) A registration statement, No. 333-[            ] on Form S-3 for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), heretofore filed with the Securities and Exchange Commission (the “Commission”) has become effective. Such registration statement (i) is an “automatic shelf registration statement” as defined in Rule 405 under the Act and (ii) became effective not earlier than three years prior to the date hereof, and the Company has not received any notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act. For purposes of this Agreement, the following terms used herein shall have the following meanings: (i) “Registration Statement” means, at any given time, such registration statement including the amendments thereto up to such time, the exhibits and any schedules thereto at such time, the Incorporated Documents (as defined below) at such time and documents otherwise deemed to be a part thereof or included therein at such time pursuant to the Rules and Regulations (as defined below); (ii) “Rule 430B Information” means information that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Act; (iii) “Base Prospectus” means the base prospectus included in the Registration Statement; (iv) “Prospectus” means the prospectus supplement to the Base Prospectus that is first filed after the execution hereof pursuant to Rule 424(b) under the Act, together with the Base Prospectus, each as amended from time to time; and (v) “Prospectus Supplement” means the prospectus supplement to the Base Prospectus included in the Prospectus, as the same may be amended from time to time. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Prospectus” and “Prospectus Supplement” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether such incorporated documents are filed before or after the date of such Registration Statement or Prospectus (collectively, the “Incorporated Documents”). When such Incorporated Documents are filed after the date of the document into which they are incorporated, they shall be deemed included therein from the date of filing of such Incorporated Documents;

As used herein, the “Time of Sale” means 5:00 p.m. New York City Time on the applicable Representation Date. The “Time of Sale Information” means the Registration Statement, the Prospectus, and any Issuer Free Writing Prospectus approved in writing in advance by the Managers pursuant to Section 2(d) below, each as of the Time of Sale. Notwithstanding any provision hereof to the contrary, each document included in the Time of Sale Information shall be deemed to include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether any such Incorporated Document is filed before or after the document into which it is incorporated, so long as the Incorporated Document is filed before the Time of Sale;

(b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities are pending before or, to the knowledge of the Company, threatened by the Commission;

(c) The Registration Statement and the Prospectus comply in all material respects with the provisions of the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules, regulations and releases of the Commission under the Act and the Exchange Act (the “Rules and Regulations”); neither the Registration Statement on any date on which it has been deemed to have become effective (the “Effective Date”), the Prospectus at the time it was issued nor the Time of Sale Information at the Time of Sale, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, on each subsequent Representation Date, the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Act, the Exchange Act and the Rules and Regulations, and none of the Registration Statement, the Time of Sale Information or the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 2(c) shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Information or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Managers for use in the Registration Statement, the Time of Sale Information or the Prospectus; and provided further, that, except as otherwise provided in Section 2(a) with respect to the Time of Sale Information, the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement, the Time of Sale Information or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto;

(d) Other than the Base Prospectus, the Prospectus, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Act or Rule 134 under the Act, the Company (including its agents and representatives) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities, unless such written communication is approved in writing in advance by the Managers. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 under the Act and referred to herein as an “Issuer Free Writing Prospectus”), such Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of Rule 433(c) and, if the filing thereof is required pursuant to Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d). The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each such Issuer Free Writing Prospectus in accordance with Rule 433 under the Act;

(e) The Company is a “well-known seasoned issuer”, and is not, and has not been since the filing of the Registration Statement, an “ineligible issuer”, both terms as defined in Rule 405 under the Act. The Company has paid the registration fee for this offering of the Securities pursuant to Rule 456(b)(1) under the Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the first Settlement Date;

(f) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus present fairly in all material respects the consolidated financial condition of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

(g) Except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a “Material Adverse Effect”);

(h) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; the Company is not in non-compliance with any term or condition of, nor has failed to obtain and maintain in effect, any license, certificate, permit or other governmental authorization required for the ownership or lease of its property or the conduct of its business, which violation, non-compliance or failure, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except as set forth or contemplated in the Prospectus (exclusive of any supplement other than the Prospectus Supplement filed after the date hereof); and the Company has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization;

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each significant subsidiary of the Company, within the meaning of Rule 1-02(w) of Regulation S-X under the Act (each a “Significant Subsidiary”), has been duly incorporated and is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; each Significant Subsidiary is duly qualified to do business as a foreign corporation or other business entity and is in good standing under the laws of each jurisdiction which requires such qualification where the failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(j) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or equivalent equity rights of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, with the exception of the outstanding preferred stock of Public Service Company of New Mexico, which is owned by third parties, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, and defects of title;

(k) This Agreement has been duly authorized, executed and delivered by the Company;

(l) The Securities have been duly authorized by the Company and, when issued and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable; and the issuance of the Securities is not and will not be subject to preemptive or other similar rights; and the Securities conform in all material respects to the description thereof contained in the Prospectus;

(m) The Company and its subsidiaries maintain (i) systems of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (ii) disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act);

(n) To the best of its knowledge, the Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and the rules and regulations of the SEC that have been adopted and are effective thereunder;

(o) Except as described in the Prospectus, each of the Company and its subsidiaries (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws or failure to receive, or comply with the terms and conditions of required permits, licenses or approvals, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(p) The issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject which conflict, breach, violation or default would reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated hereby, except for the registration under the Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the offer and sale of the Securities as contemplated hereby;

(q) Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents, or, except as would not be reasonably likely to have a Material Adverse Effect, in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(r) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate is reasonably likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t) Deloitte & Touche LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries, are independent registered public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations;

(u) The Company has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in stabilization or manipulation of the price of any security of the Company in a manner which would violate the Securities Act or the Exchange Act;

(v) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule;

(w) Except as contemplated by Section 4 of this Agreement, the Company has not incurred any liability for any finder’s fees or similar payments for the Securities in connection with the transactions herein contemplated; and

(x) Except as permitted by Section 6 of this Agreement, the Company has not entered into any other equity distribution agreements or other similar arrangements with any agent or other broker or dealer in respect of the Securities for an At-the-Market Offering (as defined below).

3. Each of the Managers represents and warrants to, and agrees with, the Company that:

(a) Except for any Issuer Free Writing Prospectus approved in writing in advance by the Managers pursuant to Section 2(d) above, it has not made and will not make, unless approved in writing in advance by the Company and the Managers, any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act and referred to herein as a “Free Writing Prospectus”) that would be required to be filed with the Commission;

(b) It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433 under the Act; and

(c) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering of the Securities (and will promptly notify the Company if any such proceeding is subsequently initiated against it during the period of time after the first date of the public offering of the Securities that a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Securities by an Underwriter or dealer (the “Prospectus Delivery Period”)). Whether the Prospectus Delivery Period is ongoing for purposes of this Section 3(c) shall be determined by the opinion of Foley & Lardner LLP.

4. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager selected by the Company, as sales agent, and the Manager selected by the Company agrees to use its reasonable efforts to sell, as sales agent for the Company, the Securities on the following terms:

(i) The Securities are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that is a trading day for the NYSE. The Company shall designate only one Manager per day to sell, as agent for the Company, the Securities. The Company will designate in writing from time to time to the Manager (1) the maximum amount of Securities to be sold by the Manager daily as reasonably agreed to by the Manager and in any event not in excess of the lesser of (A) the amount available for issuance under the currently effective Registration Statement and (B) $200 million in aggregate gross proceeds from sales of all Securities pursuant to this Agreement and (2) the minimum price therefor. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell all of the designated Securities at or above the designated minimum price. The gross sales price of any Securities sold under this Section 4(a) shall be the aggregate market price for shares of the Company’s Common Stock sold by the Manager under this Section 4(a) on the NYSE at the time of such sale for such Securities.

(ii) Notwithstanding the foregoing, the Company may, at any time and from time to time, instruct the Manager by telephone (confirmed promptly by facsimile) not to sell Securities if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by facsimile), suspend the offering of the

Securities for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Securities sold hereunder prior to the giving of such notice.

(iii) Each of the Managers hereby covenants and agrees not to make any sales of Securities on behalf of the Company, pursuant to this Section 4(a), other than (A) by any method permitted by law deemed to be an “at-the-market-offering” as defined in Rule 415 under the Act (“At-the-Market Offerings”) and (B) such other sales of Securities on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager. The Company acknowledges and agrees that in the event a sale of Securities on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or a Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is not an At-the-Market Offering, the Company will provide to such Manager, at such Manager’s request and upon reasonable advance notice to the Company prior to entering into such transaction, on or prior to the Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 8 hereof that the Company would be required to provide to such Manager in connection with a sale of Securities pursuant to a Terms Agreement, each dated the Settlement Date, and such other documents and information as such Manager shall reasonably request.

(iv) The compensation to a Manager for sales of Securities through such Manager, as an agent of the Company, shall be 0.65% of the gross sales price of the Securities sold pursuant to this Section 4(a), and such rate of compensation shall not apply when a Manager acts as principal. The remaining proceeds shall constitute the net proceeds to the Company for such Securities (the “Net Proceeds”).

(v) Each Manager shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Securities are sold through such Manager under this Section 4(a) setting forth the number of Securities sold on such day, the gross sales price, the Net Proceeds to the Company, and the compensation payable by the Company to such Manager with respect to such sales.

(vi) The Settlement Date for sales of Securities pursuant to this Section 4(a) will occur on the third business day following the date on which such sales are made. On each Settlement Date, the Securities sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds for the sale of such Securities. Settlement for all such Securities shall be effected by free delivery of Securities to the Manager’s account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver Securities on any Settlement Date, the Company shall (A) hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.

(vii) The Company covenants and agrees with the Managers that it shall disclose in each Quarterly Report on Form 10-Q or Annual Report on Form 10-K covering quarterly periods (or the fourth fiscal quarter in the case of the Annual Report on Form 10-K) in which sales of Securities were made by a Manager pursuant to this Section 4(a) such information with respect to the sales for such quarterly period as is required by the Rules and Regulations.

(viii) Any obligation of a Manager to use its reasonable efforts to sell the Securities on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 8 of this Agreement.

(ix) The Company agrees that it shall not direct the Managers to, and the Managers agree not to at any time, as the Company’s agent, engage in any transactions that stabilize the price of the Common Stock.

(b) (i) If the Company wishes to issue and sell Securities other than as set forth in Section 4(a) of this Agreement (each, a “Placement”), it may, at its option, notify one or both of the Managers of the proposed terms of such Placement. If a Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager(s) and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(ii) The terms set forth in a Terms Agreement will not be binding on the Company or a Manager unless and until the Company and such Manager have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) (i) Under no circumstances shall the number of Securities sold pursuant to this Agreement, any Terms Agreement and any Other Agreement (as defined below) exceed the number set forth in Section 1 or the aggregate gross proceeds resulting from such sales of Common Stock exceed the aggregate gross proceeds of securities available for issuance under the Registration Statement.

(ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Securities, it shall promptly notify the other party and sales of Securities under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. The Managers shall calculate on a weekly basis the ADTV (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock and notify promptly the Company if the ADTV is less than $1 million or such other amount then provided in Rule 101(c)(1) of the Regulation M under the Exchange Act. The Company shall notify promptly the Managers if the Common Stock has a public float of less than $150 million or such other amount then specified in Rule 101(c)(1) of Regulation M under the Exchange Act.

5. Each sale of Securities to a Manager pursuant to Section 4(b) shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Securities to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by the Manager. The commitment of the Manager to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of Securities to be purchased by a Manager pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Securities, and the Time of Delivery and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 8 of this Agreement and any other information or documents reasonably required by such Manager.

6. The Company may enter into agreements with one or more other brokers or dealers (each an “Other Manager”) to act as its agent to solicit offers for the purchase of shares of Common Stock in an At-the-Market Offering; provided that (i) the agreement with each such Other Manager (the “Other Agreement”) shall be in substantially identical form to this Agreement (other than the Company’s Dividend Reinvestment and Stock Purchase Plan, as presently contemplated, including the amendment thereto approved by the Company’s board of directors on July 17, 2006) and (ii) the Company shall give prompt notice of the execution of the Other Agreement to the Managers and a copy of such Other Agreement and the related prospectus supplement.

7. The Company agrees with the Managers:

(a) For so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities, to make no amendment or any supplement (other than documents filed under the Exchange Act and prospectus supplements not related to the offer and sale of the Securities) to the Registration Statement or Prospectus, which shall be disapproved by you promptly after reasonable notice thereof; for so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities, to advise you promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed (other than documents filed under the Exchange Act and prospectus supplements not related to the offer and sale of the Securities) or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; provided that the Company has not suspended the offering of the Securities in accordance with Section 4(a)(ii), to prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Managers’ reasonable opinion, may be necessary or advisable in connection with the offering of the Securities by the Managers; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or, for so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities or the Company is then offering Securities for sale, of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus (including, without limitation, the Incorporated Documents) or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c) To make available to the Managers, copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Managers may reasonably request for the purposes contemplated by the Act, which Prospectus and any amendments or supplements thereto furnished to the Managers will be materially identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T; and for so long as this Agreement is in effect and provided that the Company has not suspended the offering of the Securities in accordance with Section 4(a)(ii), the Company will prepare and file promptly such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(d) To promptly notify the Managers to suspend the offering of Securities upon the happening of any event which shall have occurred within the time during which a Prospectus relating to the Securities is required to be delivered under the Act and as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act and, provided that the Company has not suspended the offering of the Securities in accordance with Section 4(a)(ii), to prepare and furnish, at the Company’s expense, to the

Managers promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and, to the extent it relates solely to the Securities, to furnish the Managers with a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly to furnish at the Company’s own expense to the Managers, copies in such quantities and at such locations as the Managers may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will (i) reflect such change, or (ii) not, in the light of the circumstances when it is so made, be misleading, or (iii) comply with applicable securities laws.

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(f) To furnish the holders of the Securities as soon as practicable after the end of each fiscal year in which as sale of Securities pursuant to this Agreement has been made an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement) consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail; provided, that the Company may satisfy its obligations under this Section 7(f) by timely filing its periodic reports under the Exchange Act on the Commission’s EDGAR system.

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you, upon request, copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed and which are made generally available to the Company’s shareholders; provided, that the Company may satisfy its obligations under this Section 7(g) by timely filing all materials required to be filed by it under the Exchange Act on the Commission’s EDGAR system or posting such information on the Company’s website.

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(i) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the

Securities, (iii) any power of attorney with respect to the Company and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other reasonable and documented disbursements of counsel for the Managers in connection with such qualifications) and the printing and furnishing of copies of any blue sky surveys to the Managers, (v) the listing of the Securities on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Securities by the NASD (including the reasonable legal fees and other reasonable disbursements of counsel for the Managers in connection with any such filing) and (vii) the reasonable fees and disbursements of the Company’s counsel and accountants. The Company also agrees to reimburse the Managers for their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses as well as the fees and disbursements (not to exceed $50,000) of its legal counsel.

(j) Upon the execution of this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Securities), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request), or (iii) Securities are delivered to the Manager pursuant to a Terms Agreement and the Terms Agreement so requires, to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 8(h) of this Agreement which were last furnished to the Managers are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 8(h), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(k) Upon the execution of this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Securities), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request), or (iii) Securities are delivered to the Manager pursuant to a Terms Agreement and the Terms Agreement so requires, to furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers (A) a written opinion of Charles L. Moore, Associate General Counsel of the Company, SEC Reporting and Corporate Transactions (“Inside Counsel”), or other counsel reasonably satisfactory to the Managers, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance reasonably satisfactory to the Managers, of the same tenor as the opinions referred to in Section 8(c), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; and (B) a written opinion of Troutman Sanders LLP, counsel to the Company (“Company Counsel”), or other counsel reasonably satisfactory to the Managers, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance reasonably satisfactory to the Managers, of the same tenor as the opinions referred to in Section 8(d), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(l) Upon the execution of this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) at the Managers’ written request and upon reasonable advance oral or written notice to the Company, Securities are delivered to a Manager pursuant to a Terms Agreement and the Terms Agreement so requires, (iii) the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K or (iv) at the Managers’ request and upon reasonable advance and/or written notice to the Company, there is filed with the Commission any document (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus which contains additional amended financial information, to cause Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Managers, forthwith to furnish the Managers a letter, dated the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Managers, of the same tenor as the letter referred to in Section 8(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(m) That it consents to the Managers trading in the Company’s Common Stock for their own account and for the account of their respective clients at the same time as sales of Securities occur pursuant to this Agreement or pursuant to a Terms Agreement, provided such trading complies with applicable law.

(n) Not to at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock in a manner that would violate the Act or the Exchange Act.

(o) That each acceptance by the Company of an offer to purchase Securities hereunder through a Manager as sales agent, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to such Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance, execution or delivery as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct in all material respects as of the Settlement Date for the Securities relating to such acceptance or as of the

Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities).

8. The obligations of each Manager to solicit offers to purchase the Securities as agent of the Company and the obligation of a Manager to purchase Securities pursuant to any Terms Agreement, shall be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance in all material respects by the Company of all covenants and agreements herein contained and to the following additional conditions precedent:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) Foley & Lardner LLP, counsel for the Managers, shall have furnished to you such written opinion or opinions, dated the date hereof, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) Inside Counsel shall have furnished to you his written opinion, dated the date hereof, in form and substance satisfactory to you, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Mexico, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and to perform its obligations under, or as contemplated by, this Agreement; and is duly qualified to do business as a foreign corporation in good standing under the laws of each jurisdiction which requires such qualification where the failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ii) each Significant Subsidiary has been duly incorporated or organized and is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; each Significant Subsidiary is duly qualified to do business as a foreign corporation or other business entity and is in good standing under the laws of each jurisdiction which requires such qualification, where the failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the issued and outstanding common stock or equivalent equity rights of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such common stock is owned by the

Company, directly or indirectly, and is, to the knowledge of such counsel after reasonable inquiry, free from liens, encumbrances and defects of title;

(iii) to the knowledge of such counsel after reasonable inquiry, and except as set forth or contemplated in the Prospectus, (A) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or threatened that (1) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (2) could reasonably be expected to have a Material Adverse Effect; and (B) no labor disturbance by or dispute with the employees of the Company exists or is threatened or is imminent that could reasonably be expected to have a Material Adverse Effect;

(iv) the statements set forth in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities are accurate summaries in all material respects; and

(v) neither the issue and sale of the Securities, the compliance by the Company with this Agreement, nor the consummation of the transactions herein contemplated, will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to any statute, law, rule, regulation or, to the knowledge of such counsel after reasonable inquiry, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties;

Such counsel’s opinion may further state that it is addressed to the Managers and is rendered solely for their benefit and may not be relied upon in any manner by any other person without such counsel’s prior written consent.

(d) Company Counsel shall have furnished to you its written opinion, dated the date hereof, in form and substance satisfactory to you, to the effect that:

(i) this Agreement has been duly authorized, executed and delivered by the Company;

(ii) neither the issue and sale of the Securities, the compliance by the Company with this Agreement, nor the consummation of the transactions herein contemplated, will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (A) the charter, bylaws, or other organizational documents of the Company or any of its Significant Subsidiaries or (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject and which is filed as an exhibit to the Company’s most recent Annual Report on Form 10-K filed with the Commission;

(iii) the Company is not and after the application of the proceeds from the sale of the Securities as described in the Prospectus, will not be, an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended;

(iv) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction (as to which counsel need not express an opinion) in connection with the sale and distribution of the Securities in the manner contemplated herein and in the Prospectus;

(v) the Registration Statement, at the Effective Date, any Time of Sale Information, at the date hereof, and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Act (except in each case as to financial statements and other financial or statistical data contained or incorporated by reference therein, upon which such counsel need not pass), complied as to form in all material respects with the requirements of the Act and the respective rules and regulations of the Commission thereunder; each Incorporated Document as originally filed pursuant to the Exchange Act (except as to financial statements and other financial or statistical data contained or incorporated by reference therein, upon which such counsel need not pass) complied as to form when so filed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(vi) the Securities have been duly authorized for issuance and sale pursuant to this Agreement and when issued and delivered by the Company pursuant to this Agreement will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or other similar rights; and

(vii) the Registration Statement is effective under the Act; the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Act on August 18, 2006 and, to the knowledge of such counsel, (1) no stop order suspending the effectiveness of the Registration Statement has been issued and (2) no proceeding for that purpose is pending or threatened.

Such opinion shall also state that such counsel has no knowledge of any litigation, pending or threatened, that challenges the validity of the Securities or this Agreement, or that seeks to enjoin the performance of the Company’s obligations hereunder.

In addition, such opinion shall state that such counsel has participated in conferences with officers and other representatives of the Company at which the contents of the Registration Statement,

the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as specifically stated in such opinion) and need not make any independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that (i) the Registration Statement, as of the Effective Date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) the Time of Sale Information, as of the Time of Sale or as of the date hereof, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion as to the financial statements and other financial or statistical data included in or incorporated by reference in the Registration Statement and Prospectus.

Such counsel may also state in such opinion that (i) whenever such counsel indicates that the opinion is with respect to matters within the “knowledge of” or “known by” such counsel, such knowledge means the representations and warranties of the Company contained in this Agreement and in the documents delivered by the Company pursuant to this Agreement, inquiries of an appropriate officer of the Company whom such counsel has determined is likely to have personal knowledge of the matters covered by the opinion, and the current conscious awareness of facts of the attorneys currently practicing law with such firm who had involvement in the transaction or such other attorneys presently in the firm whom such counsel has determined are likely, in the course of representing the Company, to have knowledge of the matters covered by the opinion, (ii) in rendering such opinion, such counsel has relied as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (iii) that such opinion is addressed to the Managers and is rendered solely for their benefit and may not be relied upon in any manner by any other person without such counsel’s prior written consent.

(e) On the date hereof, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, in the form set forth in Exhibit B hereto.

(f) Except as otherwise set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which could reasonably be expected to have a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as contemplated in the Prospectus.

(g) The Securities shall have been duly listed, subject, if necessary, to notice of issuance, on the NYSE.

(h) The Company shall have furnished or caused to be furnished to you certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the date hereof, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the date hereof, as to the matters set forth in the preamble and Section 8(f) and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each of the Managers against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of the Managers for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Information, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use therein.

(b) The Managers will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Time of Sale Information, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that the names of the agents as set forth on the cover page and under “Plan of Distribution” constitute the only written information furnished to the Company expressly for use in the Time of Sale Information, the Registration Statement or the Prospectus or any such amendment or supplement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified parties unless (x) the indemnifying party authorized the hiring of additional separate counsel or (y) counsel for the indemnified party advises that due to an actual conflict of interest among the indemnified parties the indemnified parties should be represented by separate counsel, in either of which case the indemnified parties shall be represented by separate counsel and the indemnifying party shall bear the reasonable fees, costs and expenses of each such separate counsel. The indemnifying party shall not be liable for any settlement of any claim or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party shall not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Managers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the total amount of compensation received by the Manager under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations in this subsection (d) to contribute are several and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Managers within the meaning of the Act; and the obligations of the Managers under this Section 9 shall be in addition to any liability which the respective Manager may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through a Manager for the Company, the obligations of the Company and the Manager, including in respect of compensation of a Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Section 7(i), Section 9 and Section 11 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) A Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(i), Section 9 and Section 11 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties or upon settlement of the sale of all the Securities in the aggregate in or more offerings; provided that any such termination by mutual agreement or following the sale of all of the Securities in the aggregate in one or more offerings shall in all cases be deemed to provide that Section 7(i), Section 9 and Section 11 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of Securities, such sale shall settle in accordance with the provisions of Section 4(a)(vi) of this Agreement or such Terms Agreement, as the case may be.

(e) In the case of any purchase by a Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination in the absolute discretion of such Manager, if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus (i) (A) a downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, or (B) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, to offer to any such person the right to refuse to purchase and pay for such Securities, (ii) there shall have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the NYSE; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (E) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E) in the judgment of such Manager makes it impracticable or inadvisable to proceed with the delivery of the Securities being purchased. If such Manager elects to terminate its obligations pursuant to this Section 10(e), the Company shall be notified promptly in writing.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Managers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Managers or any controlling person of a Manager, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail, telex or facsimile transmission to (i) if to Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Ave., 25th Floor, Milwaukee, Wisconsin 53202, Attention: Equity Capital Markets Group, (facsimile: (414) 765-3851); (ii) if to RBC Capital Markets Corporation, One Liberty Plaza, 165 Broadway, New York, New York 10006; (iii) if to Wells Fargo Securities, LLC , 530 Fifth Avenue, 19th Floor, New York, New York 10036; and (iv) if to the Company, to the address of the Company set forth in the Registration Statement, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Managers, the Company and, to the extent provided in Section 9 hereof, the officers and directors of the Company and each person who controls the Company or the Managers, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities through or from a Manager shall be deemed a successor or assign by reason merely of such purchase. Without limiting the foregoing, the representations, warranties, covenants and conditions are intended to allocate risk and responsibility between the Company on the one hand and the Managers on the other and should not be relied upon by purchasers of Securities for any purpose, including without limitation, as a statement as to the Company’s state of affairs at any particular time or whether or not the Company or the Managers had taken any particular action or waived any particular condition.

14. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split, stock dividend or combination of shares effected with respect to the Securities.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Managers imposing any limitation of any kind.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

19. The Company and the Managers each acknowledge and agree that (a) in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Managers have an arms length business relationship that creates no fiduciary duty on the part of either party, (b) the Managers have not provided any legal, accounting, regulatory or tax advice with respect to the distribution contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate, and (c) each expressly disclaims any fiduciary or advisory relationship, except that the Managers acknowledge that they owe a duty of trust or confidence to the Company as contemplated by paragraph (b)(2)(i) of Rule 100 of Regulation FD under the Exchange Act.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of the Managers, this letter and such acceptance hereof shall constitute a binding agreement between the Managers and the Company.

Very truly yours,

PNM RESOURCES, INC.

By:	/s/ Charles N. Eldred
Name: Charles N. Eldred
Title: Senior Vice President and Chief Financial Officer

Accepted as of the date hereof:

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Lance R. Lange
Name: Lance R. Lange
Title: Director

RBC CAPITAL MARKETS CORPORATION

By:	/s/ Joseph Morea
Name: Joseph Morea
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Edward Yuen
Name: Edward Yuen
Title: Vice President
As authorized by S. Lane Genatowski, Managing Director

Exhibit A

PNM Resources, Inc.

Common Stock

Form of Terms Agreement

•, •

[Robert W. Baird & Co. Incorporated

777 E. Wisconsin Ave., 25th Floor

Milwaukee, Wisconsin 53202]

[RBC Capital Markets Corporation

1 Liberty Plaza

165 Broadway

New York, NY 10006-1404]

[Wells Fargo Securities, LLC

530 Fifth Avenue, 19th Floor

New York, NY 10036]

Dear Sirs:

PNM Resources, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated August 18, 2006 (the “Equity Distribution Agreement”), between the Company and Robert W. Baird & Co. Incorporated, RBC Capital Markets Corporation and Wells Fargo Securities, LLC (the “Managers”), to issue and sell to [Robert W. Baird & Co. Incorporated] [RBC Capital Markets Corporation] [Wells Fargo Securities, LLC] (the “Purchaser”) the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Purchaser the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)].1

[The Purchaser shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Purchaser to the Company for the Purchased Securities. This option may be exercised by the Purchaser at any

[1]	Include only if the Purchaser has an over-allotment option.

time (but not more than once) on or before the [thirtieth] day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”; provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]1

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Purchaser, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]1, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] 1 in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Purchaser and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

[The Company will not, directly or indirectly, offer or sell any shares of Common Stock (other than the Purchaser Securities) or securities convertible into or exchangeable for, or any rights to purchase or acquire, common stock, during the period from the date of this Agreement through [INSERT DATE]; provided, however, that the foregoing shall not prohibit the Company from issuing or selling (i) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof, (ii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (iii) any shares of Common Stock issued pursuant to any nonemployee director stock plan or dividend reinvestment and stock repurchase plan in effect on the date hereof, (iv) any shares of Common Stock issued by the Company to fund the PNM Resources, Inc. Executive Savings Plan and any shares of Common Stock issued to a trust formed by the Company or any of its subsidiaries in connection with any deferred compensation arrangements in existence as of the date hereof, (v) the Company’s 6.625% Hybrid Income Term Security Units or 6.75% Equity Units or shares of Common Stock or preferred stock issuable upon early settlement of the Company’s 6.625% Hybrid Income Term Security Units or 6.75% Equity Units, or (vi) securities issuable in connection with the acquisitions of businesses or entities by the Company or any subsidiary thereof.]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

Very truly yours,

PNM RESOURCES, INC.

By:
Name:
Title:

Accepted as of the date hereof:

[ROBERT W. BAIRD & CO. INCORPORATED] [RBC CAPITAL MARKETS CORPORATION] [WELLS FARGO SECURITIES, LLC]

By:
Name:
Title:

Schedule to Exhibit A

Title of Purchased Securities [and Additional Securities]1:

Common Stock, no par value per share

Number of Securities of Purchased Securities:

[Number of Securities of Additional Securities:] 1

[Price to Public:]

Purchase Price to be paid by [Robert W. Baird] [RBC Capital Markets] [Wells Fargo]:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of Securities to the Manager’s account at the Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

[Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the Closing:

(1)	The opinions referred to in Section 8(c) and (d)).

(2)	The accountants’ letter referred to in Section 8(e).

(3)	The officers’ certificate referred to in Section 8(h).

(4)	Such other documents as the Manager shall reasonably request.][2]

Other terms:

(2)	Include if applicable.